AXA EQUITABLE LIFE INSURANCE COMPANY

FORM OF FUNDING AGREEMENT SPECIFICATION APPLICATION TERM SHEET

Owner:	[ABC Company] [1][ABC Bank FBO ABC Company] [1]

Escrow Agent:	[N/A] [1][ABC Bank FBO ABC Company] [1]

Beneficial Owner	[N/A] [1][ABC Company] [1]

Interested Party:	[XYZ Company]1 &2[former securityholders of XYZ Company] 1&2

Authorized Representative:	[DEF Consultants] [1]

Funding Agreement No.:	FA-[12345] [1]

Effective Date:	[December 15, 2016] [1]

Maturity Date:	[March 1, 2020] [1]

General Escrow ([$100,000 minimum
Purchase Payment per Tranche] 4)

Tranche 1
Purchase Payment:	[$2,000,000] [1]
Expiry Date:	[September 1, 2017][1]
Initial Crediting Rate:	[0.55%] [5]

[Tranche 2
Purchase Payment:	[$1,000,000][1]
Expiry Date:	[September 1, 2018][1]
Initial Crediting Rate:]	[0.65%] [5]

[Tranche 3
Purchase Payment:	[$1,000,000] [1]
Expiry Date:	[March 1, 2019] [1]
Initial Crediting Rate:]	[0.75%] [5]

[Tranche 4
Purchase Payment:	[$1,000,000] [1]
Expiry Date:	[September 1, 2019] [1]
Initial Crediting Rate:]	[0.85%] [5]

[Tranche 5
Purchase Payment:	[$1,000,000] [1]
Expiry Date:	[March 1, 2020] [1]
Initial Crediting Rate:]	[0.95%] [5]

APP-MA2016

[Special Escrow	[N/A] [1]

Purchase Payment:	[$1,000,000] [1]
Initial Crediting Rate:]	[0.15%] [5]

Maximum Total of all Purchase Payments:	[$50,000,000] [6]

Potential Subsequent Purchase Payments:	[$100,000] [1] [N/A] [1]

Account Administrator:	[DEF Company] [1]

State of Issue:	[Georgia] [7]

IMPORTANT:

The amounts and rates above are subject to change and are determined as of the date a Purchase Payment is made, and will be reflected on the Final Term Sheet.

A Purchase Payment must occur and the Funding Agreement must be issued no later than 60 days after the date this Application is signed.

Executed at: [ ] [8]	Date:

[If Escrow Agent Is Applicable:

By:	, the Escrow Agent, as Owner
(Signature and Title)] [9]

[If Escrow Agent Is Not Applicable:

By:	, the Owner
(Signature and Title)

By:	, the Interested Party (or Authorized Representative)
(Signature and Title)] [10]

By:	, AXA Equitable
(Signature and Title)

APP-MA2016